UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Duoyuan Global Water Inc.
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing 102600
People’s Republic of China
(8610) 6021-2222
(Address of Principal Executive Offices, Including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depositary Shares, each Representing two Ordinary Shares	The New York Stock Exchange, Inc.

Ordinary Shares, US$0.000033 par value per share	The New York Stock Exchange, Inc.*
*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-159651
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
The description of the securities to be registered hereunder are contained in the sections entitled “Description of Share Capital,” “Description of America Depositary Shares” and “Shares Eligible for Future Sale” in the prospectus constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-159651), as amended, originally filed with the Securities and Exchange Commission on June 1, 2009 under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.	Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DUOYUAN GLOBAL WATER INC.
Date: June 11, 2009	By:	/s/ Wenhua Guo
Wenhua Guo
Chairman of the Board Chief Executive Officer